QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

REVOLVING FUND LOAN AGREEMENT

        THIS LOAN AGREEMENT, made and entered into this 13th day of August, 2002, by and between SHERWOOD BRANDS, INC., a North Carolina corporation, (the "Borrower") and LAKE COUNTRY DEVELOPMENT CORPORATION, a Virginia non-stock corporation, (the "Lender").

        WHEREAS, the Borrower desires to borrow from Lender, funds for the purchase of new equipment for the expansion of its facility located in Chase City, Mecklenburg County, Virginia (The "Project"), the sum of THREE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($350,000.00) to be secured as hereinafter provided; and

        WHEREAS, Borrower and Lender desire to set out certain terms and provisions which will govern said loan.

        NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

        That for and in consideration of the loan of THREE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($350,000.00) from Lender to Borrower and the benefits to be derived by Borrower thereby and the mutual covenants and promises hereinafter contained. Borrower and Lender agree as follow:

        1.    That Lender agrees to loan and does hereby loan to Borrower the sum of THREE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($350,000.00) "the Loan" out of Lender's Revolving Loan Fund, the receipt of which is hereby acknowledged.

        2.    Borrower shall make and deliver to Lender its promissory note in writing requiring the repayment of the sum of THREE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($350,000.00) to Lender in monthly installments of Four Thousand Seven Hundred Eighty Four and 08/100 Dollars ($4,784.08) for eighty-four (84) months after this date with interest at the rate of four percent (4.0%) per annum at the office of Lender, 200 South Mecklenburg Avenue, P. O. Box 150, South Hill, Virginia 23970, or at such other place as Lender may designate in writing. Payments under said note shall be deemed late if not paid within fifteen (15) days of the due date, and Borrower shall pay Lender a late penalty of five percent (5%) of all past due payments in the event of such late payment, calculated on the accumulated late payments and penalties, as more particularly provided in the Note.

        3.    The parties hereto covenant and agree that Borrower shall give to Lender a security interest in the project equipment listed in Exhibit A. Once the entire indebtedness of the Lender is paid, including principal, interest and any fees thereon, the lien of Lender shall be released.

        4.    Lender agrees that prepayment of principal may be made at any time without penalty.

        5.    Borrower and Lender hereby covenant and agree to maintain, or cause to be maintained, fire and casualty insurance on the building and equipment, which is the collateral for the Loan which is subject to this agreement in the amount of the principal balance of all loans made by Wachovia Bank, N.A. PLUS it least THREE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($350,000.00), with a loss payable clause to Lake Country Development Corporation, or its assigns as their interests may appear.

        6.    Borrower hereby agrees to provide Lender a copy of its annual audited financial statements in conformity with generally accepted accounting principles within 90 days of the end of the fiscal year and prepared by a certified public accountant. Borrower will provide a statement from Wachovia Bank every 6 months reflecting the outstanding balance of Borrower's revolving line of credit with Wachovia. This balance must always exceed the outstanding balance of this Loan.

        7.    Borrower hereby agrees to use all funds borrowed from Lake Country Development Corporation solely for the purchase of new equipment to expand Borrower's business facilities located in Chase City, Mecklenburg County, Virginia, as stated in the application. In no event may the funds be used to generate interest or to arbitrage the loan funds.

        8.    Borrower hereby agrees that it must create sixty five (65) jobs within twenty four(24) months of the completion of the Project. If at least one job for every $10,000.00 borrowed (35 jobs) has not been met within two (2) years, the loan will be called. A good faith effort must be made to create 65 jobs. Borrower will provide a job report to Lender in such format prescribed by the Lender on a semi-annual basis, due annually in February and July of each year.

        9.    Borrower hereby agrees that if its facility is intended for use by the public or for the employment of physically handicapped, it must be accessible to the physically handicapped, pursuant to Public Law 90-480, as amended (42 U.S.C. 4151, et seq.), and the regulations issued thereunder.

        10.  Borrower agrees to comply with civil rights requirements which prohibit borrower from discriminating against employees or applicants for employment or providers of goods and services.

        11.  Borrower agrees to comply with all applicable environmental protection laws and statutes and represents the following:

  a.
  The Borrower (including for purposes of this Section any former or current Affiliate of the Borrower) is in, material compliance with all applicable laws, rules, regulations and orders of all governmental authorities, agencies and officials relating to environmental matters and the release, handling and disposal of hazardous, toxic and polluting substances.

  b.
  The Borrower has obtained and is in material compliance with all required Governmental permits, certificates, licenses, approvals and other authorizations, and has filed all notifications relating to air emissions, effluent discharges and solid and hazardous waste storage, treatment and disposal required in connection with its ownership or use of real estate or the operation of its business.

  c.
  There are no outstanding notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings, administrative, criminal or civil, at law or in equity, pending against the Borrower or its properties that would have a material adverse effect on the Borrower's business, financial position, results of operations or prospects or on any facility or the operation of any facility. No investigation or review is pending or to the knowledge of the Borrower threatened against the Borrower by any governmental body, agency or official with respect to any alleged violation of any Environmental Law, regulation, ordinance, standard, pen-nit or order in connection with its ownership or use of any real estate or the conduct of its business.

  d.
  No toxic or hazardous substances have been generated by the Borrower. No notification of release of a hazardous substance pursuant to any Environmental Law has been filed as to any property now or formerly occupied or owned by the Borrower.

  e.
  No hazardous, toxic or polluting substances have been released, discharged or disposed of on property now or formerly owned or occupied by the Borrower which could result in an action under any Environmental Law which could have a material adverse effect on the Borrower's business, financial position, results of operations or prospects or any facility or operation of such facility.

  f.
  The Borrower has not received from any environmental regulatory entity any requests for information, notices of claim, demand letters or other notification that in connection with the ownership or use of any real estate or the conduct of the Borrower's business is or may be potentially responsible with respect to any investigation or clean-up of hazardous substances or toxic waste or pollutants at any sites.

  g.
  To the best knowledge of the Borrower, no waste generated by the Borrower has ever been sent, nor is waste: generated by the Borrower being sent, directly or indirectly, to any site listed or formerly, proposed for listing on the National Priority, List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean up.

  h.
  "Environmental Law" means and includes any present and future local, state, federal or intentional law or treaty (whether under common law, statute, rule, regulation or otherwise) relating to public health, safety or the environment, including, by way of example, but not limitation, the following: the Recourse Conservation and Recovery Act 42 U.S.C. 6901, et seq., as amended by the Hazardous and Solid Waste Act Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. 1802, et seq.; the Rivers and Harbors Act of 1899, 33 U..S.C. 401, et seq.; the Clean Water Act, 33 U.S.C. 1251, et seq.; the Clean Water Act, 42 U.S.C. 7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. 26015 et seq.; the Safe Drinking Water Act, 42 LI.S.C. 7901.300f, et seq.; the Uranium Mill Tailings Radiation Control Act, 42 U.S.C. 7901, et seq.; the Federal Occupational Safety and Health Act, 29 U.S.C. 651, et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136, et seq., the National Environmental Policy Act, 42 U.S.C. 4321, et seq.; the Noise Control Act, 42 U.S.C. 4901, et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001, et seq.; the Lead Based Paint Poisoning Prevention Act, 42 U.S.C. 4821, et seq., The Chesapeake Bay, Prevention Act, VA Code Section 10.1-2100 et seq., and any Regulations now or hereafter promulgated pursuant thereto and, as to all of the foregoing, the amendments, regulations, orders, decrees, permits or licenses now or hereafter promulgated thereunder as any of the foregoing now exist or may be changed or amended or come into effect in the future.

        12.  Borrower hereby agrees that it shall be responsible for all closing costs of this Loan, and shall pay upon closing this Loan to Lake Country Development Corporation for a fee of TWO THOUSAND FIVE HUNDRED and 00/100 Dollars ($2,500.00), for its administrative/service fee.

        13.  The parties hereto acknowledge, agree and understand that the Lender cannot be a sole lender and that, accordingly, an additional loan was made to Borrower by Wachovia Bank, Primary Lender, for the improvement of Borrower's facilities in the Town of Chase City, Mecklenburg County, Virginia, Accordingly, the parties hereto, acknowledge and covenant that the loan to Borrower by Wachovia Bank has been completed and the loan funds were disbursed to Borrower prior to the disbursement of these funds.

        14.  If all or any part of the property securing the loan or an interest therein is sold or transferred by Borrower without Lender's prior written consent, excluding the creation of a lien or encumbrance subordinate to this lien, Lender, by operation of law, may at Lender's option declare all sums secured by this agreement to be immediately due and payable. Lender shall have waived such option to accelerate if, prior to the sale or transfer, Lender and the entity to whom the property is to be sold or transferred reach an agreement in writing that the credit of such entity is satisfactory to Lender and that the interest payable on the sums secured by this agreement shall be at such rate as Lender shall request. If Lender has waived the option to accelerate provided herein, and if Borrower's successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower from all obligations under this agreement.

        15.  If any clause, provision or section of this Revolving Loan Fund Agreement be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Revolving Fund Loan Agreement shall be construed and enforced as if such illegal or invalid clause, provisions or sections had not been contained herein.

        16.  Feminine or neuter pronouns are to be substituted for those of the masculine form and the plural is to be substituted for the singular number in any place or places herein in which the context may require such substitution.

        17.  THE BORROWER ACKNOWLEDGES THAT THE FAILURE TO COMPLY WITH ANY PROVISION OF THIS AGREEMENT MAY RESULT IN THE LENDER, AT ITS OPTION, ACCELERATING THE DUE DATE OF THIS LOAN AND DECLARING THAT THE ENTIRE BALANCE, PRINCIPAL AND INTEREST, SHALL BECOME DUE AND PAYABLE AT T HE OPTION OF T HE HOLDER OF THE PROMISSORY NOTE.

        18.  This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, Sherwood Brands, Inc., (Borrower), and Lake Country Development Corporation (Lender), have caused this agreement to be duly executed by their respective proper corporate officers who have been duly and properly empowered to do so by proper resolution of any board of directors, and they have hereunto set their hands and seals, all on the day and year first above written.

SHERWOOD BRANDS, INC. A North Carolina Corporation
	By:	/s/ UZIEL FRYDMAN Uziel Frydman Chairman, President and CEO
ATTEST:
/s/ CHRISTOPHER J. WILLI Christopher J. Willi, Secretary
LAKE COUNTRY DEVELOPMENT CORPORATION A Virginia Non-Stock Corporation
	By	/s/ F. RANDOLPH JONES F. Randolph Jones, President
ATTEST:
/s/ GERALD VINCENT Gerald Vincent, Secretary

ANY PROVISION OF THIS AGREEMENT MAY RESULT IN THE LENDER, AT ITS OPTION, ACCELERATING THE DUE DATE OF THIS LOAN AND DECLARING THAT THE ENTIRE BALANCE, PRINCIPAL AND INTEREST, SHALL BECOME DUE AND PAYABLE AT THE OPTION OF THE HOLDER OF THE PROMISSORY NOTE.

PROMISSORY NOTE

$350,000.00

August 13, 2002
South Hill, Virginia

        FOR VALUE RECEIVED, SHERWOOD BRANDS, INC., a North Carolina Corporation, Borrower, promises to pay to the order of Lake County Development Corporation, a Virginia Non-Stock Corporation, Lender, the sum of THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($350,000.00), with interest thereon from date until paid, at Four Percent (4.0%) per annum, negotiable and payable at the office of the payee, 200 South Mecklenburg Avenue, P. 0. Box 150, South Hill, Virginia 23970, or at such other place as the holder of the note may designate in writing from time to time, without offset. It is further agreed by the makers and endorsers hereof that time is of the essence. And the makers and endorsers hereof waive the benefit of the homestead exemptions as to this debt; and waive notice of maturity, presentment, demand, protest, and notice of nonpayment and dishonor of this note; and agree to pay all costs of collection, including reasonable attorney's fees, if it becomes necessary to place this note in the hands of an attorney for collection. The makers and endorsers hereof agree that 15 days after the giving of 10 days notice to the undersigned of default (a) of a payment of any installment hereof, or (b) in the observance of any uncured violation of any covenant contained in the Revolving Fund Loan Agreement, or any other document executed in connection with this loan, the entire balance, principal and interest, shall become due and payable at the option of the holder or holders hereof. Failure to exercise said option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

        This note is payable in eighty four (84) equal monthly installments of FOUR THOUSAND SEVEN HUNDRED EIGHTY FOUR and 08/100 DOLLARS ($4,784.08) commencing on the lst day of October, 2002 and on the lst day of each and every month thereafter until paid, except if not sooner paid, the entire indebtedness shall be due and payable on September 1, 2009.

        Optional prepayment is permitted at any time in whole or in part without Penalty. Any such partial payment shall be applied to installments of principal in inverse chronological order, but such prepayments shall not reduce the amount of the monthly payments set forth above. Payments not received by the 15th day of the month in which they are due shall be subject to a late charge of five percent (.5%), provided said late charge shall apply on the accumulated late monthly installments and penalty as set forth herein or as determined in accordance herewith, and shall not operate or be construed to apply to the outstanding principal balance of this Note in the event the same becomes due and payable prior to maturity.

        This note is secured by Personal properly listed on Exhibit A located in Chase City, Mecklenburg County, Virginia.

        IN WITNESS WHEREOF, SHERWOOD BRANDS, INC., a North Carolina Corporation, have caused this note to be duly executed by its proper corporate officers who have been duly and properly empowered to do so this 13th day of August, 2002.

SHERWOOD BRANDS, INC.
	By	/s/ UZIEL FRYDMAN Uziel Frydman Chairman, President and CEO
ATTEST:
/s/ CHRISTOPHER J. WILLI Christopher J. Willi, Secretary

QuickLinks

  Exhibit 10.25
REVOLVING FUND LOAN AGREEMENT
PROMISSORY NOTE